Exhibit (10)-pp

LONG TERM PERFORMANCE UNIT AGREEMENT PURSUANT TO
2003 LONG-TERM INCENTIVE PLAN

LONG TERM PERFORMANCE UNIT AGREEMENT, by Bausch & Lomb Incorporated, a New York corporation (referred to hereinafter as the "Company"), dated as of February 24, 2004 in favor of the individual employee of the Company or one of its subsidiaries (referred to hereinafter as the "Recipient") whose name appears in the Schedule of Awards included as Attachment I hereto (the “Schedule of Awards”).

Under the 2003 Long-Term Incentive Plan of the Company (referred to hereinafter as the "2003 LTI Plan"), approved by the shareholders of the Company on April 29, 2003, the Compensation Committee (the "Committee") of the Board of Directors of the Company has authorized the execution and delivery of this Agreement. Capitalized terms not defined in this Agreement shall have the meanings given to them in the 2003 LTI Plan, and the Schedule of Awards.

This Agreement provides for the award of Performance Units under Section 9 of the 2003 LTI Plan based on achievement, over the Performance Period, of Company performance criteria set forth in the Schedule of Awards included as Attachment I hereto, which may include sales growth, return on net assets, earnings or other Company performance measures.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. Award of Long Term Performance Unit. Subject to all the terms and conditions of the 2003 LTI Plan and this Agreement, the Company hereby grants to Recipient the Long Term Performance Unit of the Company with the Target Award Value identified on the Schedule of Awards included as Attachment I hereto.

Recipient acknowledges that Long Term Performance Units issued by the Company hereunder are an award and are neither options nor sales to Recipient.

2. Distribution of Performance Award.

(a) Calculation of Performance Award. All or a portion of the Performance Units hereunder shall vest and be paid as a Performance Award to the Recipient, in accordance with and subject to this Agreement, to the extent the Company’s performance over the two-year performance period meets or exceeds the Performance Criteria set forth on Attachment I. Company performance during the Performance Period shall be applied to the Award calculation matrix approved at the time of grant by the Committee. Actual Performance Awards will range from 0-200% of Target Award Value. Determination and approval of Performance Awards shall be in the sole discretion of the Committee, except for the limited circumstances set forth in Section 2(f).

(b) Payment of Performance Awards.

(i) Form of Payment. Performance Awards may be paid in cash, common stock of the Company, or deferred common stock units of the Company. Where payment is in common stock or deferred common stock units of the Company, the number of shares or deferred stock equivalent units of the Company that are paid to the Recipient or credited to the Recipient’s deferral account shall be based on the average of the high and low market prices for the Company’s Common Stock on the New York Stock Exchange on the date which immediately precedes the payment date. A Performance Award payable in cash may also be deferred into any investment choice under the Company’s Executive Deferral Compensation Plan.

                A Recipient may select payment of all or any portion of an Award in cash only if (1) the Recipient has at the time of payment satisfied stock ownership guidelines of the Company then in effect and (2) the Recipient has provided at least ten (10) days advance written notice to the Company’s Senior Vice President - Human Resources of the election to accept payment in cash. Deferrals of cash or stock awards must be under a valid election pursuant to the Company’s Executive Deferred Compensation Plan.

(ii) Time of Payment. Awards shall be paid in two equal installments, with the first payment after Committee approval of actual performance and Award following the Period End Date (generally, within 60 days after Period End Date) (the “First Payout Date”), and the second being (“Second Payout Date”) within thirty (30) days after the one year anniversary of the end of the Performance Period.

(c) General Conditions to Payment of Awards. Except for the specific exceptions contained in Section 2(f) hereof, the Recipient must be an active, full-time employee of the Company on each of the First Payout Date and the Second Payout Date as a condition precedent to payment of the portion of the Award payable on such date.

(d) Partial Performance Criteria Award. If actual company performance over the Performance Period is less than the Performance Criteria for that Performance Period, the Award payment shall be reduced to a percentage of the total Award which is based on application of the pre-approved performance matrix identified in the foregoing subparagraph 2(a).

(e) Awards in Excess of the Target Award. If actual company performance for the Performance Period exceeds the Performance Criteria, the Committee shall, at the time it determines such actual company performance, make an Award in excess of the Target Award in an amount which is based on application of the pre-approved performance matrix identified in the foregoing subparagraph 2(a).

(f) Waiver of Payout Conditions Upon Certain Events. The payout calculation and timing requirements of this Section 2 shall be waived automatically and all Awards hereunder shall be paid in cash pro rata based on actual performance immediately (i) upon a Change in Control (as defined below), or (ii) upon termination of Recipient’s employment due to death or disability (as defined in Section 105(d)(4) of the internal Revenue Code of 1986, as amended). Actual performance shall be determined in good faith by the Committee and shall be based on the most recently reported results of the Company. If, as a result of a Change in Control, the Committee ceases to exist, changes, or fails to make such a determination, such a determination shall be based on the most recently reported results of the Company.

For purposes of this Agreement "Change in Control" shall mean:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (y) any acquisition by the Company, (iii) any acquisition by any Recipient benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of paragraph iii below are satisfied; or

(ii) Individuals who, as of April 28, 2003, constitute the Board of Directors of the Company (the "Board" and the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 28, 2003 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Approval by the shareholders of the Company of a reorganization, merger binding share exchange or consolidation, in each case, unless, following such reorganization, merger, binding share exchange or consolidation, (A) (more than 60% of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any Recipient benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation or other entity resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

        (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other entity, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation or other entity and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any Recipient benefit plan (or related trust) of the Company or such corporation or other entity and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more at respectively, the then outstanding shares of common stock of such corporation or other entity and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of such corporation or other entity were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the company.

(g) Maximum Award. In no event shall the value of an actual Award paid hereunder exceed 200% of the Target Award Value set forth on the Schedule of Awards.

3. General Restriction. This award shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as to a condition at or in connection with, the granting of such award or the issue or vesting of shares thereunder, such award may not be effective in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

4. Non-Transferability of Award. The award granted under this Agreement shall not be transferable by the Recipient except as may be set forth in the Plan.

5. Withholding Upon Award. Recipient also may elect to have a portion of the payment issuable to him or her withheld by the Company in order to satisfy applicable federal, state and local withholding tax requirements.

6. No Right to Employment

(a) Benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular and periodic payments. The benefits and rights provided under the Plan are not to be considered part of the Recipient’s salary or compensation under Recipient’s employment for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind.

(b) The Award issued hereunder, and any future Awards under the Plan are entirely voluntary, and at the complete discretion of the Company. Neither the Award nor any future Award by the Company shall be deemed to create any obligation to any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Company has the right, at any time and/or on an annual basis, to amend, suspend or terminate the Plan; provided, however, that no such amendment, suspension, or termination shall adversely affect the Recipient’s rights hereunder.

(c) The Plan shall not be deemed to constitute, and shall not be construed by the Recipient to constitute, part of the terms and conditions of employment. The Company shall not incur any liability of any kind to the Recipient as a result of any change or amendment, or any cancellation, of the Plan at any time.

(d) Participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Recipient to constitute, an employment or labor relationship of any kind with the Company.

7. Competing Work Activities.

(a) Notwithstanding anything to the contrary contained herein or in the Plan, if Recipient voluntarily terminates his or her employment with the Company or is terminated for misconduct or failure or refusal to perform his or her duties of employment (as determined by the Committee), and within a period of one year after such termination shall, directly or indirectly, engage in a competing activity (as defined below), Recipient shall be required to remit to the Company, with respect to any Awards granted or paid on or after the date six months prior to such termination, the fair market value of such Award on the date of payment. Such remittance shall be payable in cash or by certified or bank check or by delivery of shares of Common Stock of the Company registered in the name of the grantee duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. This provision shall, however, become null and void, and Company's rights to any remittance under this provision automatically shall be deemed waived, upon a Change in Control (as defined in Section 2 of this Agreement).

(b) For purposes of this Section, Recipient will be deemed to be “engaged in a competing activity” if he or she owns (other than as the owner of a less than 5% interest in a company whose shares are publicly traded), manages, operates, controls, is employed by, or otherwise engages in or assists another to engage in any activity or business which competes with any business or activity of the Company in which Recipient was engaged or involved, or which, as of the time of Recipient's termination, was in a state of research or development by any such business of the Company.

(c) Nothing contained in this Section shall be interpreted as or deemed to constitute a waiver of, or diminish or be in lieu at any other rights the Company may possess as a result of Recipient's direct or indirect involvement with a business competing with the business of the Company.

8. Amendment of this Agreement. The Board of Directors of the Company or the Committee may, from time to time, require the termination, modification or amendment of the terms of this Agreement, including, without limiting the foregoing generality, the making of such amendments or revisions as the Board or the Committee shall deem advisable, provided, however, that no termination, modification or amendment of this Agreement shall, without the written consent of the Recipient, impair his or her rights hereunder.

9. Notices. Notices hereunder shall be in writing and if to the Company shall be delivered personally to the Secretary of the Company or mailed to its principal office, One Bausch & Lomb Place, Rochester, New York 14604-2701, addressed to the attention of the Secretary, and if to the Recipient shall be delivered personally or mailed to the Recipient at his or her address as the same appears on the records of the Company.

10. Interpretation of this Agreement. All decisions and interpretations made by the Board of Directors or the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Company and the Recipient. In the event there is any inconsistency between the provision of this Agreement and of the Plan, the provisions of the Plan shall govern.

11. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and to the extent provided herein to the personal representatives, legatees and heirs of the Recipient.

12. Severability and Saving Provision. The parties intend that this Agreement shall be enforced to the maximum extent possible. If a court of competent jurisdiction: (i) finds any provision of this Agreement to be unenforceable, that provision shall be deemed excised and the remainder of the Agreement shall continue in full force and effect; and (ii) finds any provision of this Agreement to be unenforceable by reason of its being extended for too great a period of time, over too large a geographic area, or over too great a range of activities, the Agreement shall be interpreted to extend over the maximum period of time, geographic range and range of activities as to which it may be enforceable.

13. Tax Matters.

(a) The Company shall have the power and the right to deduct or withhold, or require Recipient to remit to the Company, an amount sufficient to satisfy taxes imposed under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gain taxes, transfer taxes, and social security contributions, that are required by law to be withheld with respect to the Award, the sale of shares, if any, acquired upon payout of the Award, and/or payment of dividends on shares acquired upon payout of the Award.

(b) Recipient agrees to take all steps necessary to comply with all applicable provisions of laws of any country, state, province, city or other jurisdiction in exercising his or her rights under the Plan and this Agreement.

14. Administration and Compliance with Laws.

(a) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b) The Company is issuing the Awards hereunder. Furthermore, this Agreement is not derived from any preexisting labor relationship between the Recipient and the Company, but rather from a mercantile relationship.

(c) The Company will administer the Plan from the U.S. and New York State law and the Federal laws of the United States (except those provisions relating to conflicts of law) will govern all Awards issued under the Plan.

15. Privacy. As a condition of the Award, the Recipient consents to the collection, use, and transfer of personal data as described in this Section to the full extent permitted by and in full compliance with applicable law.

(a) The Recipient understands that the Company holds, by means of an automated data file, certain personal information about the Recipient, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any shares or directorships held in the Company, details of all options or other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding in the Recipient’s favor, for the purpose of managing and administering the Plan (“Data”).

(b) The Recipient further understands that part or all of his/her Data may be also held by the Company and/or it Subsidiaries, pursuant to a transfer made in the past with his/her consent, in respect of any previous Award, which was made for the same purposes of managing and administering of previous award/incentive plans, or for other purposes.

(c) The Recipient further understands that his/her local employer will transfer Data to the Company and/or its Subsidiaries among themselves as necessary for the purposes of implementation, administration, and management of the Recipient’s participation in the Plan, and that the Company and/or its Subsidiary may transfer data among themselves, and/or each, in turn, further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan (“Data Transferees”).

(d) The Recipient understands that the Company and/or its Subsidiaries, as well as the Data Transferees, are or may be located in his or her country of residence or elsewhere, such as the United States. The Recipient authorizes the Company and/or its Subsidiaries, as well as Data Transferees to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing his or her participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of shares on his or her behalf, to a broker or third party with whom the shares acquired on exercise may be deposited.

(e) The Recipient understands that he or she may show his/her opposition to the processing and transfer of his/her Data, and, may at any time, review the Data, request that any necessary amendments be made to it, or withdraw his or her consent herein in writing by contacting the Company. The Recipient further understands that withdrawing consent may affect his or her ability to participate in the Plan.

16. General. The Recipient has received, and therefore has full knowledge of and understands, the terms and conditions of this Agreement. The Recipient acknowledges that copies of the complete rules of the Plan have also been made available to him/her at his/her work center with his/her local employer.

IN WITNESS WHEREOF, the Company and the Recipient have executed this Agreement on the day and year first above written.

BAUSCH & LOMB INCORPORATED

By:__________________________________
Jean F. Geisel
Secretary

RECIPIENT
By:   _____________________________________
Name Printed: _____________________________________